Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of FiscalNote Holdings, Inc. of our report dated March 28, 2023, relating to the consolidated financial statements of FiscalNote Holdings, Inc., appearing in the Annual Report on Form 10-K of FiscalNote Holdings, Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

McLean, Virginia

March 29, 2023

1